      As Filed with the Securities and Exchange Commission on July 3, 2000

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                 _____________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                              __________________

                                RCN CORPORATION
              (Exact Name of Registrant as Specified in Charter)

        DELAWARE                                         22-3498533
(State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or                                      Identification
Organization)                                            Number)

                              105 Carnegie Center
                          Princeton, New Jersey 08540
                                (609) 734-3700
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                RCN CORPORATION
                          1997 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                   John J. Jones, Executive Vice President,
                    General Counsel and Corporate Secretary
                                RCN Corporation
                              105 Carnegie Center
                          Princeton, New Jersey 08540
                    (Name and address of agent for service)

                                (609) 734-3700
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                            Proposed             Proposed
 Title of shares to be    Amount to be      maximum              maximum              Amount Of
 registered               registered        offering price per   aggregate offering   registration Fee
                                            share (1)            price (1)
-----------------------------------------------------------------------------------------------------
  Common Stock              20,000,000        $24.94                $498,800,000          $131,684
  ($1.00 par value)
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (the "Act") on the basis of the last reported price of the registrant's Common Stock on June 30, 2000.

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, $1.00 par value per share, of RCN Corporation (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to certain employee benefit plans of the Company.

     The contents of the Registration Statement on Form S-8 as filed on October 17, 1997, Registration No. 333-38317, are incorporated by reference into this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the Common Stock registered hereunder has been passed upon for the Company by John J. Jones, Esq., 105 Carnegie Center, Princeton, New Jersey 08540. Mr. Jones is General Counsel, Executive Vice President and Corporate Secretary of the Company, and Mr. Jones owns 7,812 shares of Common Stock and options to purchase 144,851 shares of Common Stock. The aforementioned options to purchase include vested options to purchase 26,668 shares of Common Stock and unvested options to purchase 118,183 shares of Common Stock.

Item 8.   Exhibits.

     Exhibit No.    Description
     -----------    -----------

         5          Opinion of John J. Jones, Esquire

        23.1        Consent of Independent Accountants.

        23.2        Consent of John J. Jones, Esquire (included in Exhibit 5)

        24          Power of Attorney (See Signature Page at page 4)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on June 30, 2000.

                              RCN CORPORATION



                              By: /s/ Timothy J. Stoklosa
                                 ---------------------------------------------
                                      Timothy J. Stoklosa, Executive Vice
                                      President and Chief Financial Officer,
                                      principal financial officer

                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David C. McCourt, Timothy J. Stoklosa and John J. Jones, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:   June 30, 2000               /s/ David C. McCourt
                                    -----------------------------------------
                                    David C. McCourt, Chairman and
                                    Chief Executive Officer, principal
                                    executive officer


Date:   June 30, 2000               /s/ Michael A. Adams
                                    -----------------------------------------
                                    Michael A. Adams, President and
                                    Chief Operating Officer, principal operating
                                    officer


Date:   June 30, 2000               /s/ Timothy J. Stoklosa
                                    -----------------------------------------
                                    Timothy J. Stoklosa, Executive Vice
                                    President and Chief Financial Officer,
                                    principal financial officer


Date:   June 30, 2000               /s/ Ralph S. Hromisin
                                    -----------------------------------------
                                    Ralph S. Hromisin, Senior Vice President and
                                    Chief Accounting Officer, principal
                                    accounting officer


Date:   June 30, 2000               /s/ James Q. Crowe
                                    -----------------------------------------
                                    James Q. Crowe, Director

Date:   June 30, 2000               /s/ Alfred Fasola
                                    -----------------------------------------
                                    Alfred Fasola, Director



Date:   June 30, 2000               /s/ Stuart E. Graham
                                    -----------------------------------------
                                    Stuart E. Graham, Director


Date:   June 30, 2000               /s/ Edward S. Harris
                                    ------------------------------------------
                                    Edward S. Harris, Director


Date:   June 30, 2000               /s/ Richard R. Jaros
                                    ------------------------------------------
                                    Richard R. Jaros, Director


Date:   June 30, 2000               /s/ Michael J. Levitt
                                    ------------------------------------------
                                    Michael J. Levitt, Director


Date:   June 30, 2000               /s/ Thomas May
                                    ------------------------------------------
                                    Thomas May, Director


Date:   June 30, 2000               /s/ Thomas P. O'Neill, III
                                    -----------------------------------------
                                    Thomas P. O'Neill, III, Director


Date:   June 30, 2000               /s/ Eugene Roth
                                    -----------------------------------------
                                    Eugene Roth, Director


Date:   June 30, 2000               /s/ William D. Savoy
                                    -----------------------------------------
                                    William D. Savoy, Director


Date:   June 30, 2000               /s/ Walter Scott, Jr.
                                    -----------------------------------------
                                    Walter Scott, Jr., Director


Date:   June 30, 2000               /s/ Michael B. Yanney
                                    -----------------------------------------
                                    Michael B. Yanney, Director